UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CurrencyShares® Chinese Renminbi Trust

Sponsored by Rydex Specialized Products LLC, d/b/a Rydex Investments

(Exact name of Registrant as specified in its charter)

New York	45-6344265
(State of incorporation or organization)	(IRS Employer Identification No.)

805 King Farm Boulevard Suite 600 Rockville, Maryland 20850	20850
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Chinese Renminbi Shares, no par value	NYSE Arca

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: Registration No. 333-174640

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Chinese Renminbi Shares, no par value, of the CurrencyShares® Chinese Renminbi Trust (the “Registrant”) sponsored by Rydex Specialized Products LLC d/b/a Rydex Investments to be registered hereunder is contained under the caption “Description of the Shares” in the Prospectus constituting a part of the Registration Statement on Form S-1, Amendment No. 3, filed by the Registrant with the Securities and Exchange Commission on September 21, 2011 (the “Registration Statement”), which description is incorporated herein by reference.

Item 2.	Exhibits.

No exhibits are required to be filed hereunder as no other securities of the Registrant are registered on NYSE Arca and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 26, 2011	RYDEX SPECIALIZED PRODUCTS LLC,
SPONSOR OF THE CURRENCYSHARES®
CHINESE RENMINBI TRUST

By: /s/ Joseph Arruda
Name: Joseph Arruda
Title: Chief Financial Officer

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